CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N1A of our reports dated May 18, 2007, relating to the financial statements and financial highlights which appear in the March 31, 2007 Annual Reports to Shareholders of Blended Equity Fund, Energy and Natural Resources Fund, Large Cap Growth Fund, Small Cap Fund, Value and Restructuring Fund, Emerging Markets Fund, International Fund, Pacific/Asia Fund, Core Bond Fund and Intermediate-Term Bond Fund (portfolios of Excelsior Funds, Inc.) and Equity Opportunities Fund and Mid Cap Value and Restructuring Fund (portfolios of Excelsior Funds Trust) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 28, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N1A of our report dated November 21, 2007, relating to the financial statements and financial highlights which appear in the September 30, 2007 Annual Report to Shareholders of Columbia Dividend Income Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 28, 2008